Exhibit 99.5

Angie Holdings Limited

3/F., West Gate Tower

No. 7 Wing Hong Street

Lai Chi Kok,

Kowloon Hong Kong

February 13, 2026

VIA EDGAR

Division of Corporation Finance

Office of Trade & Services

U.S. Securities & Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Re:	Angie Holdings Limited Registration Statement on Form F-1
File No. 333-290239
Representation under Item 8.A.4 of Form 20-F

Ladies and Gentlemen:

The undersigned, Angie Holdings Limited, a company incorporated under the laws of the Cayman Islands (the “Company”), is submitting this letter via EDGAR to the Securities and Exchange Commission (the “Commission”) in connection with the Company’s filing of the above-referenced registration statement on Form F-1 (the “Registration Statement”) relating to the Company’s proposed initial public offering of its ordinary shares.

The Company has included in the Registration Statement its audited consolidated financial statements, prepared in accordance with accounting principles generally accepted in the United States of America, as of December 31, 2024 and 2023 and for each of the two years ended December 31, 2024 and 2023 and unaudited interim condensed consolidated financial statements as of June 30, 2025 and for each of the six-month periods ended June 30, 2025 and 2024.

Item 8.A.4 of Form 20-F requires that in the case of a company’s initial public offering, the audited financial statements shall be as of a date not older than 12 months at the time the document is filed. The Company is submitting this letter pursuant to Instruction 2 to Item 8.A.4 of Form 20-F, which provides that “[a] company may comply with only the 15-month requirement in this item if the company is able to represent that it is not required to comply with the 12-month requirement in any other jurisdiction outside the United States and that complying with the 12-month requirement is impracticable or involves undue hardship.”

The Company hereby represents to the Commission that:

1.	the Company is not currently a public reporting company in any jurisdiction or marketplace;

2.	the Company is not required by any jurisdiction outside the United States to comply with a requirement to issue financial statements for any reason 12 months after its year end;

3.	full compliance with Item 8.A.4 of Form 20-F at present is impracticable and involves undue hardship for the Company;

4.	the Company does not anticipate that its audited financial statements for the year ended December 31, 2025 will be available until end of March 2026; and

5.	in no event will the Company seek effectiveness of its registration statement on Form F-1 if its audited financial statements are older than 15 months at the time of the Company’s initial public offering.

Very truly yours,

ANGIE HOLDINGS LIMITED

By:	/s/ Wai Sing FONG
Name:	Wai Sing FONG
Title:	Chairman of the Board and Director